Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 3, 2013, by and between SL Industries, Inc., a New Jersey corporation (“SL - NJ”), and SL Industries, Inc., a Delaware corporation (“SL - DE”).

W I T N E S S E T H:

WHEREAS, SL - NJ is a corporation duly organized and in good standing under the laws of the State of New Jersey;

WHEREAS, SL - DE is a corporation duly organized and in good standing under the laws of the State of Delaware;

WHEREAS, the board of directors of SL - NJ has determined that it is advisable and in the best interests of SL - NJ that SL - NJ merge with and into SL - DE upon the terms and subject to the conditions herein provided;

WHEREAS, the board of directors of SL - DE has determined that it is advisable and in the best interests of SL - DE that SL - NJ merge with and into SL - DE upon the terms and subject to the conditions herein provided;

WHEREAS,  this Agreement has been duly approved by the shareholders of SL - NJ and the sole shareholder of SL - DE; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1:  The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), SL - NJ shall be merged with and into SL - DE (the “Merger”), and the separate existence of SL - NJ shall cease and SL - DE shall be the entity surviving the Merger (hereinafter referred to as the “Surviving Entity”), which shall continue to exist under, and be governed by, the laws of the State of Delaware.  The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the “DGCL”) including section 259 of the DGCL, the New Jersey Business Corporation Act (the “NJBCA”) and this Agreement.

(b)           The Merger shall become effective on the date and time specified in a Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware and a Certificate of Merger to be filed with the Secretary of State of the State of New Jersey (the “Effective Time”).

ARTICLE 2:  Directors and Officers.  The directors and officers of SL - NJ immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity from and after the Effective Time, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Entity or the DGCL.

ARTICLE 3:  Governing Documents.

(a)           The certificate of incorporation of SL - DE in effect at the Effective Time, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Entity until amended in accordance with applicable law.

(b)           The by-laws of SL - DE in effect at the Effective Time, in the form attached hereto as Exhibit B, shall be the by-laws of the Surviving Entity until amended in accordance with applicable Law.

ARTICLE 4:  Name.  From and after the Effective Time, the name of the Surviving Entity shall be: SL Industries, Inc.

ARTICLE 5:  Effect of Merger on Capital Stock.

(a)           At the Effective Time, each share of common stock of SL - NJ issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock of the Surviving Entity, and each issued and outstanding share of common stock of SL - DE owned by SL - NJ shall be automatically retired and canceled, without the payment of consideration therefor.

(b)           At the Effective Time, each option, warrant, restricted stock unit or other security of SL - NJ issued and outstanding immediately prior to the Effective Time shall be converted into and shall be an identical security of the Surviving Entity and shares of common stock of the Surviving Entity shall be reserved for purposes of the exercise of such options, warrants, restricted stock units or other securities for each share of common stock of SL - NJ so reserved prior to the Effective Time.

(c)           At and after the Effective Time, all of the outstanding certificates or other documents that immediately prior to the Effective Time evidenced ownership of securities of SL - NJ shall be deemed for all purposes to evidence ownership of and to represent the securities of the Surviving Entity into which such securities of SL - NJ have been converted, as herein provided, and shall be so registered on the books and records of the Surviving Entity or its transfer agent.  The registered owner of any such outstanding certificate or other document evidencing ownership of securities of SL - NJ shall, until such certificate or other document shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the securities evidenced by such certificate or other document, as above provided.

ARTICLE 6:  Transfer, Conveyance and Assumption.  Without limiting the generality of the foregoing, at the Effective Time, (i) the Surviving Entity shall, without further transfer, succeed to and possess all of the rights, privileges, franchises, immunities and powers of SL - NJ; (ii) all of the assets and property of whatever kind and character of SL - NJ shall vest in the Surviving Entity without further act or deed; and (iii) the Surviving Entity, shall, without further act or deed, assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of SL - NJ, including, without limitation, all outstanding indebtedness of SL - NJ.

ARTICLE 7:  Employee Benefit and Compensation Plans.  At the Effective Time, each employee benefit plan, incentive compensation plan and other similar plans to which SL - NJ is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity.  To the extent any employee benefit plan, incentive compensation plan or other similar plan of SL - NJ provides for the issuance or purchase of, or otherwise relates to, securities of SL - NJ, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the securities of the Surviving Entity into which such securities of SL - NJ have been converted as herein provided.

ARTICLE 8:  Further Assurances.  From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of SL - NJ such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Entity all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of SL - NJ, and otherwise to carry out the purposes of this Agreement.  The directors and officers of the Surviving Entity are fully authorized, on behalf of the Surviving Entity and SL - NJ, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

ARTICLE 9:  Termination.  This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time if the board of directors of SL - NJ determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of SL - NJ and its shareholders.  In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either SL - NJ or SL - DE, or any of their respective shareholders, directors or officers.

ARTICLE 10:  Amendments; Waivers.

(a)           Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by SL - NJ and SL - DE, provided that an amendment shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any securities of SL - NJ to be effected by the Merger; (ii) alter or change any term of the certificate of incorporation of the Surviving Entity; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of SL - NJ.

(b)           No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 11:  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

ARTICLE 12:  Authorization.  The shareholders, board of directors and the proper officers of SL - NJ and of the Surviving Entity, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and the Merger provided for herein.

ARTICLE 13:  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law.

ARTICLE 14:  Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state court, or the United States District Court, Southern District of New York, in each case sitting in the County of New York over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or Federal court.

ARTICLE 15:  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be considered to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[Signature Page Follows]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 3rd day of June, 2013.

SL INDUSTRIES, INC., a New Jersey corporation

By:	/s/ William T. Fejes
	Name:	William T. Fejes
	Title:	Chief Executive Officer

SL INDUSTRIES, INC., a Delaware corporation

By:	/s/ William T. Fejes
	Name:	William T. Fejes
	Title:	President

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SL INDUSTRIES, INC.

FIRST.                     Name.  The name of the corporation is SL INDUSTRIES, INC. (hereinafter referred to as the “Corporation”).

SECOND.                Registered Office and Agent.  The location of the Corporation’s current registered office in the State of Delaware is 615 South DuPont Highway, Dover, DE 19901, County of Kent and the name of the current registered agent thereon and in charge thereof, upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

THIRD.                   Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH.               Authorized Shares.

4.1           The total number of shares of all classes of stock which the Corporation shall be authorized to issue is thirty-one million (31,000,000) shares, consisting of: (a) six million (6,000,000) shares of Preferred Stock, without par value (herein called “Preferred Stock”) and (b), twenty-five million (25,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called “Common Stock”).

4.2           Preferred Stock.

a.           The Preferred Stock may be issued in one or more series.  The designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) state whether a dividend shall be payable in cash, stock or otherwise, whether such dividends shall be cumulative or noncumulative and whether the Preferred Stock of such series shall rank on a parity with or junior to other series of Preferred Stock as to dividends, and fix the dividend rate therefor (or the manner of computing the rate of such dividends thereon), (c) fix the amount which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article Fourth, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to in this Section 4.2 of Article Fourth as “stock ranking junior to the Preferred Stock”), (iii) grant voting rights to the holders of shares of such series in addition to those required by law, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock, (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into other securities, and (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article Fourth. The term “fixed for such series” and similar terms as used in this Section 4.2 shall mean stated and expressed herein or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

b.           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class of stock of the Corporation ranking junior to the Preferred Stock, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts fixed for such series.  After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stocks of the Corporation ranking junior to the Preferred Stock according to their respective rights.  In the event that the assets of the Corporation available for distribution to the holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

c.           Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Section 4.2 and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

4.3           Common Stock.

a.           All or any part of the authorized shares of Common Stock of the Corporation may be issued from time to time and for such consideration, not less than the par value thereof, as may be determined and fixed from time to time by the Board of Directors, as provided by law.

b.           Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in the foregoing Section 4.2 or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

c.           Subject to the provisions of this Article Fourth, the holders of Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation.

d.           After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

4.4           General provisions. No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

FIFTH.                     Directors’ Authority.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(i)	To make, alter and amend the by-laws of the Corporation. The original bylaws of the Corporation shall be adopted by the incorporator.

(ii)	To fix and vary the amount of the working capital of the Corporation and to determine what, if any, dividends shall be declared and paid.

(iii)	To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(iv)	To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

(v)
By a resolution passed by a majority vote of the whole board, if so provided in the by-laws, to designate two or more of its number to constitute an executive committee, which committee shall exercise, as provided in said resolution or in the by-laws, the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the directors.

(vi)
To determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the Corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly, subject to applicable law.

SIXTH.                    Director and Officer Liability and Indemnification.

6.1           The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL, and no director or officer of the Corporation shall be liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders.

6.2           The Corporation shall indemnify any and all persons whom it shall have power to indemnify pursuant to the DGCL against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may, in the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement, or other liability asserted against and incurred by such persons, whether or not the Corporation would have the power to so indemnify such persons under the General Corporation Law of the State of Delaware.  The indemnification provided for herein shall not be deemed to limit the right of the Corporation to indemnify any other person or any such expenses to the full extent  permitted by law nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.3           No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal, or any indemnification right of any person arising from any matter occurring prior to such amendment or repeal.

SEVENTH.              Opt-Out Of Restrictions on Business Combinations with Interested Stockholders.  The Corporation shall not be governed by or subject to Section 203 of the General Corporation Law of the State of Delaware.

EIGHTH.                 Related Transactions.  In the absence of fraud, no contract or other transaction between the Corporation and any other Corporation or any individual, association or firm shall be in any way affected or invalidated by the fact that any of the directors of the Corporation are interested in such other corporation, association or firm or personally interested in such contract or transaction; provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said board at which such contract or transaction is authorized or confirmed; and provided further that at such meeting there is present a quorum of directors not so interested and that such contract or transaction shall be approved by a majority of such quorum. Any director of the Corporation may vote upon any contract or other transaction between this Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

NINTH.                   Books and Records.  The Corporation may have one or more offices within or outside the State of New Jersey at which the directors may hold their meetings and keep the books of the Corporation, but the Corporation shall always keep at its principal office a transfer book in which the transfers of stock can be made, entered and registered, and also a book containing the names and addresses of the stockholders and the number of shares held by them respectively, which shall be open at all times during the business hours to the examination of the stockholders. Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

TENTH.                  Amendment.  The Corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH.           Captions.  The captions contained in this certificate are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this certificate of incorporation.

Exhibit B

BY-LAWS

OF

SL INDUSTRIES, INC.

ARTICLE I

OFFICES

1.1           The registered office of SL Industries, Inc. (the “Corporation”) shall be at the National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901, County of Kent.

1.2           The Corporation may have such other offices either within or without the state as the Board of Directors of the Corporation may designate or the business of the Corporation may require from time to time.

ARTICLE II

SEAL

2.1           The corporate seal shall have inscribed thereon the name of the Corporation, the year of its creation and the words “Corporate Seal, Delaware.”

ARTICLE III

STOCKHOLDERS’ MEETINGS

3.1           Meeting Locations. All meeting of the Stockholders shall be held at the registered office of the Corporation or at such other place or places either within or without the State of New Jersey as may from time-to-time be selected by the Board of Directors.

3.2           Annual Meetings.

(a)           The Annual Meeting of the Stockholders shall be held at such time and date as may be fixed each year by the Board of Directors, when the Stockholders shall elect a Board of Directors by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and transact such other business as may properly be brought before the meeting.

(b)           If the Annual Meeting for election of Directors is not held on the day designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.

3.3           Special Meetings.  Special Meetings of the Stockholders may be called by the Chairman, the President, the Board of Directors, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

3.4           Notice of Stockholders’ Meetings.

(a)           Written notice of the time, place and purpose or purposes of every meeting of Stockholders shall be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting either personally, by mail, or by such other means permitted by the General Corporation Law of the State of Delaware as in effect from time to time or any successor statute thereto (the “DGCL”), to each Stockholder of record entitled to vote at the meeting, unless lesser or greater period of notice is required or allowed by statute in a particular case.

(b)           When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to notice on the new record date.

3.5           Waiver of Notice.

(a)           Notice of a meeting need not be given to any Stockholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting.  The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

(b)           Whenever Stockholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action by every Stockholder entitled to vote thereon as of the date of the taking of such action.

3.6           Fixing Record Date.

(a)           The Board of Directors may fix, in advance, a date as the record date for determining the Corporation’s Stockholders with regard to any corporate action or event and, in particular, for determining the Stockholders who are entitled to:

(i)	notice of or to vote at any meeting of Stockholders or any adjournment thereof;

(ii)	be given a written consent to any action without a meeting; or

(iii)	receive payment of any dividend or allotment of any given right.

(b)           In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c)           In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(d)           In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(e)           When a determination of Stockholders of record for a Stockholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

3.7           Voting Lists.

(a)           The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of Stockholders entitled to vote at a Stockholders’ meeting or any adjournment thereof.  A list required by this section may consist of cards arranged alphabetically or any equipment which permits the visual display of such information, or be in any other form or arrangement permitted by the DGCL.  Such list shall be arranged alphabetically within each class, series or groups of Stockholders maintained by the Corporation for convenience of reference, with the address of and the number of shares held by each Stockholder; be produced or available by means of a visual display at the time and place of the meeting; be subject to the inspection of any Stockholder for reasonable periods during the whole time of the meeting; and be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any meeting.

(b)           If the requirements of this section have not been complied with, the meeting, on the demand of any Stockholder in person or by proxy, shall be adjourned until the requirements are complied with.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

3.8           Quorum.

(a)           Unless otherwise provided in the Certificate of Incorporation or by statute, the holders of a majority of the shares of stock entitled to be voted, present in person or represented by proxy at a meeting, shall constitute a quorum for the transaction of business at a meeting. In the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.  At any such adjourned  session of the meeting at which there shall be present or  represented the holders of record of the  requisite  number of shares, any business may be transacted  that might have been  transacted at the meeting as originally called.

(b)           Whenever the holders of any class or series of share are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

3.9           Voting.

(a)           Each holder of any share with voting rights shall be entitled to one (1) vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation.  Whenever any action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of Stockholders entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

(b)           Every Stockholder entitled to vote at a meeting of Stockholders or to express consent without a meeting may authorize another person or persons to act for him by proxy.  Every proxy shall be executed in writing by the Stockholder or his agent, except that a proxy may be given by the Stockholder or his agent by telegram or cable or by means of electronic communication or electronic transmission which results in a writing.  No proxy shall be valid for more than eleven (11) months unless a longer time is expressly provided therein.  Unless it is irrevocable as provided in Section 212(e) of DGCL, a proxy shall be revocable at will.  The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable.  A proxy shall not be revoked by the death or incapacity of the Stockholder but such proxy shall continue in force until revoked by the personal representative or guardian of the Stockholder.  The presence at any meeting of any Stockholder who has given a proxy shall not revoke such proxy unless the Stockholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy, or votes the shares subject to the proxy by written ballot.

3.10           Action by Consent.  Unless otherwise provided by the Certificate of Incorporation or the DGCL, any action by the Stockholders of the Corporation that can be effected at an annual or special meeting of Stockholders can be effected by written consent without a meeting so long as such written consent is signed by the holders of at least the number of shares required to approve such action at a duly held annual or special Stockholders meeting at which all shares entitled to vote thereon were present and voted.

3.11           Election of Directors.

(a)           Except as otherwise provided in the Certificate of Incorporation, at each election of Directors every Stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except as otherwise provided by the Certificate of Incorporation.

(b)           Elections of Directors need not be by ballot unless a Stockholder demands election by ballot at the election and before the voting begins.

3.12           Inspectors of Election.

(a)           The Board of Directors, in advance of any Stockholders’ meeting or of the tabulation of written consents of Stockholders without a meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof.  If inspectors to act at any meeting of Stockholders are not so appointed or shall fail to qualify, the person presiding at a Stockholders’ meeting may and on the request of any Stockholder entitled to vote thereat shall make such appointment.

(b)           Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  No person shall be elected a Director in an election for which he has served as an inspector.

3.13           Advance Notification Requirement.

(a)           At any meeting of Stockholders, only such director nominations, proposals or other business (“business”) shall be conducted or considered by the Stockholders as shall have been properly brought before such meeting.  To be properly brought before a meeting the business must be a proper subject for action by Stockholders and must be:  (a) specified in the notice of any meeting (or supplement thereto) given by or at the direction of the Board of Directors; (b) brought before a meeting by or at the direction of the Board of Directors; or (c) brought before a meeting by a Stockholder where the Stockholder has complied with the procedures set forth in this Section.

(b)           For business to be properly brought before a meeting by a Stockholder of the Corporation, the Stockholder must give the Secretary of the Corporation timely written notice of the business to be brought before a meeting.  To be timely, a Stockholder’s written notice must be delivered or mailed to and actually received at the Corporation’s principal headquarters no later than the close of business on the 90th calendar day prior to the date of the meeting.  A Stockholder’s written notice to the Secretary of the Corporation of the business to be brought before the meeting shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owners, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and (iii) a representation that the Stockholder is a holder of record of shares of the Corporation and intends to appear in person or by proxy at the meeting to propose such business.

(c)           Notwithstanding anything in the Corporation’s By-Laws to the contrary, no business shall be conducted at a Stockholder meeting except in accordance with the provisions and procedures set forth in this Section of the Corporation’s By-Laws.

(d)           The presiding officer of a meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting, and, in accordance with the provisions of this section of the Corporation’s By-Laws, the presiding officer of the meeting shall so declare to the meeting that any such business not properly before the meeting shall not be transacted.

ARTICLE IV

DIRECTORS

4.1           Number.  The business and affairs of this Corporation shall be managed by its Board of Directors, not less than five (5) nor more than ten (10) in number, as determined by the Board of Directors.  A Director shall be at least eighteen years of age and need not be a United States citizen or a resident of this State or a Stockholder in the Corporation.  Each Director shall be elected by the Stockholders at the Annual Meeting of the Corporation and shall be elected for the term of one (1) year and until his successor shall be elected and shall qualify.

4.2           Regular Meetings.  Regular meetings of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders, and at such other times and places, as shall be determined by the Board of Directors.  After the election of the Directors, the newly-elected Board shall meet for the purpose of organization, election of officers of the Corporation and Chairman, and otherwise, and no notice of such meeting shall be necessary to the newly-elected Directors in order to constitute legally the meeting, provided a majority of the whole Board shall be present.

4.3           Quorum.

(a)           A majority of the entire Board or of any committee thereof shall constitute a quorum for the transaction of business and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the committee.

(b)           Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or the committee.

(c)           Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the Certificate of Incorporation.

4.4           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman or the President on one day’s notice to each Director, either personally or by mail; special meetings may be called in like manner and on like notice on the written request of any two (2) Directors.

4.5           Waiver of Notice.  Notice of any meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting.  The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.  Neither the business to be transacted at nor the purposes of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  Notice of any adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

4.6           Powers of Directors.  The Board of Directors shall have the management of the business of the Corporation.  In addition to the powers and authorities by the By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute nor by these By-Laws directed or required to be exercised or done by the Stockholders.

4.7           Compensation of Directors.  The Board of Directors, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise.

4.8           Executive Committee.  If deemed advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members.  Any such committee, to the extent provided in such resolution or resolutions or in these By-Laws and not inconsistent with Section 141 of the DGCL, shall have and may exercise all the powers and authority of the  Board, except that no such committee shall make, alter or repeal any By-Law of the Corporation; elect or appoint any Director, or remove any officer or Director; submit to Stockholders any action that requires Stockholders’ approval; or amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

Actions taken at a meeting of such committee shall be reported to the Board of Directors at its next meeting following such committee meeting except that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report, if not made at the first meeting, shall be made to the Board of Directors at its second meeting following such committee meeting.

4.9           Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Stockholders and of the Directors; shall be ex officio a member of the Executive Committee, and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

4.10           Audit Committee.  The Audit Committee shall be appointed from among those Directors who are not officers or employees of the Corporation.  Such Committee shall designate from among its members a chairman who shall preside over meetings of the Committee and perform such administrative functions as the Committee may deem necessary.  The Committee shall (a) recommend to the Board of Directors and to the Stockholders an accounting firm whose duty it shall be to audit the books and records of the Corporation; (b) review the audit report each year and make such recommendations as it may deem appropriate to carry out recommendations as may be made by the auditing accounting firm or such auditing and account steps as the Committee may deem necessary upon its own motion; (c) from time-to-time meet with and receive reports from the Corporation’s Controller and recommend to the Chairman, the President or the Board of Directors such action, as the Committee may deem appropriate.

4.11           Secretary.  The Secretary shall keep full minutes of all meetings of the Board of Directors, shall attend all sessions of the Board, shall act as clerk thereof and shall record all minutes and proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  Unless otherwise provided by the Chairman, he shall give or cause to be given notices of all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

4.12           Discharge of Duties.

(a)           In discharging their duties, Directors and members of any committee designated by the Board shall not be liable if, acting in good faith, they rely (i) upon the opinion of counsel for the Corporation, (ii) upon written reports setting forth financial data concerning the Corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, (iii) upon financial statements, books of account or reports of the Corporation represented to them to be correct by the President, the officer of the Corporation having charge of its book of account, or the person presiding at a meeting of the Board, or (iv) upon written reports of committees of the Board.

(b)           In discharging his duties to the Corporation and in determining what he reasonably believes to be in the best interest of the Corporation, a Director may, in addition to considering the effects of the action on the Corporation’s shareholders, consider any of the following: (i) the effects of the action on the Corporation’s employees, suppliers, creditors and customers; (ii) the effects of the action on the community or communities in which the Corporation operates; and, (iii) the long-term as well as the short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the Corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the Corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

ARTICLE V

OFFICERS

5.1           Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, a Controller and, if desired, one or more Vice Presidents, and such other officers as may be required.  They shall be annually elected by the Board of Directors and shall hold office for one (1) year and until their successors are elected and have qualified, subject to earlier termination by removal by the Board or resignation.  The Board of Directors may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time-to-time shall be prescribed by the Board of Directors.

Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.

5.2           Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

5.3           Removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

5.4           President.  The President shall be the Chief Executive Officer of the Corporation; he shall have general and active management of the business of the Corporation, shall perform the duties of the Chairman of the Board in his absence and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall be ex officio a member of all committees other than the Audit Committee and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

5.5           Secretary.  The Secretary shall keep full minutes of all meetings of the Stockholders and shall give or cause to be given notices of all meetings of the Stockholders of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

5.6           Treasurer.  The Treasurer shall be responsible for banking and borrowing arrangements of the Corporation and its relations with financial institutions, as well as investor relations.

5.7           Controller.  The Controller shall be responsible for keeping full and accurate accounts of the assets, liabilities, receipts and disbursements of the Corporation and reporting thereon and on the Corporation’s transactions and financial condition.

ARTICLE VI

VACANCIES

6.1           Directors.  Any directorship not filled at the Annual Meeting and any vacancy, however caused, including vacancies resulting from an increase in the number of Directors, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors or by a sole remaining Director.  A Director so elected by the Board of Directors shall hold office until his successor shall have been elected and qualified.

6.2           Officers.  Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.

6.3           Resignations.  Any Director or other officer may resign by written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

ARTICLE VII

SHARE CERTIFICATES

7.1           Certificates.  The share certificates of the Corporation shall be numbered and registered in the transfer records of the Corporation as they are issued.  They shall bear the corporate seal, or a facsimile thereof, and shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary.  If the certificates are signed by a Transfer Agent and a Registrar, the signatures of the officers of the Corporation may be facsimile.

7.2           Transfer Agents and Registrars. The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of the shares of the Corporation and may require that share certificates be countersigned by one or more of such Transfer Agents and Registrars.

7.3           Transfers.  All transfers of the shares of the Corporation shall be made upon the books of the Corporation by the holders of the shares in person or by their legal representatives.  Share certificates shall be surrendered and cancelled at the time of transfer.

7.4           Loss of Certificates.  In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

ARTICLE VIII

BOOKS AND ACCOUNTS

8.1           Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of the Stockholders, Board of Directors and executive committees, if any.  Such books, records and minutes may be kept outside this State.  The Corporation shall keep at its principal office, its registered office or at the office of a transfer agent a record or records containing the names and addresses of all Stockholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time, and the Corporation shall convert into readable form without charge any such records not in such form, upon the written request of any person entitled to inspect them.

8.2           Inspection.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the Corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly, subject to applicable law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1           Monetary Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

9.2           Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year.

9.3           Dividends.  The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

9.4           Reserve.  Before payment of any dividend there may be set aside sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interests of the Corporation and the Directors may abolish any such reserve in the manner in which it was created.

9.5           Giving Notice.

(a)           Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by any other means not prohibited by the DGCL.  If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation with postage prepaid thereon.  Such notice shall specify the place, day and hour of the meeting and, in the case of a Stockholders’ meeting, the general nature of the business to be transacted.

(b)           In computing the period of time for the giving of any notice required or permitted by statute or by the Certificate of Incorporation or by these By-Laws or by any resolution of Directors or Stockholders, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included.

9.6           Loans to Officers and Employees.  To the extent not prohibited by law or regulation, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary whenever it may reasonably be expected to benefit the Corporation.  The loan, guarantee or other assistance may be made with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

9.7           Disallowed Compensation.  Any payments made to an officer or employee of the Corporation such as salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him which shall be disallowed as a deductible expense for tax purposes shall be reimbursed by such officer or employee to the Corporation to the full extent of the disallowance, provided, however, that partial disallowances through no fault of the employee, such as those provided by Section 274 of the Internal Revenue Code, at the discretion of the Chief Executive Officer need not be reimbursed. In lieu of payment by the officer or employee and subject to the determination of the Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been fully recovered.

9.8           Electronic Transmission.  All acts and things permitted by the DGCL to be done by electronic transmission that are not prohibited from being done by these By-Laws, shall be permitted to be done by electronic transmission under these By-Laws.

ARTICLE X

INDEMNIFICATION

10.1           Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

10.2           Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon the determination, in the manner provided by law, that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances.  The Corporation, to the full extent permitted by law, may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

10.3           To the extent that a current or former director, officer, employee or agent of the Corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, the Corporation shall, to the fullest extent permitted by the DGCL, indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

10.4           The indemnification and advancement of expenses provided by the DGCL shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

10.5           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay such amount if it shall ultimately be determined that such person is not entitled to be so indemnified.

ARTICLE XI

AMENDMENTS

11.1           The Board of Directors shall have the power to make, alter and repeal these By-Laws but By-Laws made by the Board of Directors may be altered and repealed and new By-Laws may be made by the Stockholders.